UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

PacificNet Inc.
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-24985 (Commission File Number)	91-2118007 (I.R.S. Employer Identification No.)

23/F, Tower A, Timecourt No. 6 Shugang Xili Chaoyang District Beijing, China (Address of Principal Executive Offices)	100028 (Zip Code)

Registrant’s telephone number, including area code: 011-852-2876-2900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountants

On January 19, 2007, PacificNet Inc. (the “Company”) was informed by its principal independent accountant, Clancy and Co. P.L.L.C. (“Clancy”) that is was resigning from its engagement with the Company, which resignation was effective immediately. Clancy was engaged by the Company on March 12, 2002 and resigned as of January 19, 2007.

There were no disagreements between the Company and Clancy on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, during the two fiscal years of the Company ended December 31, 2004 and 2005 and subsequently up to the date of resignation which disagreements, if not resolved to Clancy’s satisfaction, would have caused Clancy to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audit of the Company’s financial statements. None of the reportable events described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K occurred within the two fiscal years of the Company ended December 31, 2004 and 2005 and subsequently up to the date of resignation. The audit report of Clancy on the financial statements of the Company as of December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, and such audit report was not qualified or modified as to uncertainty, audit scope or accounting principles. The Company has requested that Clancy furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and will file such letter in an amendment to this Current Report on Form 8-K within two business days of receipt.

The Audit Committee of the Board of Directors of the Company is now engaged in interviewing and selecting a replacement independent accountant to perform the upcoming audit for the fiscal year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET, INC. By: /s/ Victor Tong Name: Victor Tong Title: President
Dated: January 25, 2007

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